Exhibit 99

FOR IMMEDIATE RELEASE

Contacts:	Susan Kahn, Target Communications, (612) 761-6735
Target Media Hotline, (612) 696-3400
John Hulbert, Investor Relations, (612) 761-6627

TARGET ANNOUNCES DEPARTURE OF CHIEF MARKETING OFFICER FRANCIS

MINNEAPOLIS, October 3, 2011 — Target today announced that Michael Francis, EVP and CMO of Target Corporation, has elected to leave the company.

“We would like to thank Michael for his many contributions and wish him the best in his future endeavors” said Gregg Steinhafel, Chairman, President and CEO.

About Target

Minneapolis-based Target Corporation (NYSE:TGT) serves guests at 1,762 stores across the United States and at Target.com. The company will open its first stores in Canada in 2013. In addition, the company operates a credit card segment that offers branded proprietary credit card products. Since 1946, Target has given 5 percent of its income through community grants and programs; today, that giving equals more than $3 million a week. For more information about Target’s commitment to corporate responsibility, visit Target.com/hereforgood.

For more information, visit Target.com/Pressroom.

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